SEVERANCE AGREEMENT AND RELEASE OF ALL CLAIMS

This Severance Agreement and Release of all Claims (the "Agreement") is made and entered into by and between Convergys Corporation for itself and on behalf of its subsidiaries and related entities (collectively referred to as "CONVERGYS") and [Employee Name] (“EMPLOYEE”).

WHEREAS, effective [Termination Date] (“Termination Date”), EMPLOYEE will cease to be employed by CONVERGYS; and

WHEREAS, the parties desire to resolve all issues related to EMPLOYEE’s employment and separation from employment with CONVERGYS;

NOW, THEREFORE, in consideration of the mutual promises in this Agreement, the parties agree and covenant as follows:

1.	Separation Payment – Consideration. In exchange for the promises and releases of
EMPLOYEE, and consistent with the [Convergys Corporation Severance Pay Plan effective as of December 9, 2008/2011 Convergys Corporation Severance Pay Plan, as amended and restated effective as of July 1, 2011] (the “Severance Pay Plan”), on the payroll date following the eighth day after execution of this Agreement by the parties (unless it is earlier revoked by EMPLOYEE as set forth below), CONVERGYS agrees to pay EMPLOYEE [total cash payment], comprised of $[amount of first cash severance payment] cash severance, [an enhanced cash severance payment of $[amount of discretionary payment, if any]], [a pro-rated 201x annual incentive award of $[amount of pro-rated annual incentive payment]], and [the equivalent value of [xx] months of COBRA coverage of $[amount of equivalent value, if applicable]], and in each case less applicable withholdings.  On the first payroll date occurring six months after the Termination Date, CONVERGYS agrees to pay EMPLOYEE $[amount of second cash severance payment], comprised of the remainder of his cash severance. In addition EMPLOYEE shall receive all accrued and unpaid benefits under CONVERGYS retirement and deferred compensation plans, which shall be paid in accordance with their terms. EMPLOYEE shall timely receive his final paycheck and payment of any accrued and unused Paid Time Off in accordance with CONVERGYS’ normal pay practices for such final paychecks and PTO.

Provided that EMPLOYEE timely elects COBRA coverage, CONVERGYS also will continue to permit EMPLOYEE to retain medical, vision, and dental coverage at CONVERGYS’ employee rates during the 18-month period of time immediately following the termination date. In addition, CONVERGYS will provide outplacement services (as described in Schedule D of CONVERGYS’ Severance Pay Plan) through CONVERGYS’ usual provider, as long as EMPLOYEE begins to utilize such services within 90 days of the Termination Date.

EMPLOYEE acknowledges that the above payments and consideration are in exchange for EMPLOYEE’s separation and release, and are not otherwise owed to EMPLOYEE under any policy or benefit plan of CONVERGYS .

2.    Release and Affirmations. In consideration of the payment set forth in Section 1, EMPLOYEE, and EMPLOYEE’s heirs and estate, release CONVERGYS, and each of their stockholders, respective directors, employees, agents, representatives, successors, and assigns from any and all claims, liabilities, promises, agreements, and lawsuits (including claims for attorneys’ fees, costs, back pay, front pay, benefits, and punitive and compensatory damages) of any nature, including those:

(a) asserting individual liability and/or claims under the Company’s policies or benefit plans including the Convergys 2008 Long Term Incentive Plan, as amended and any award agreements applicable to equity awards held by the EMPLOYEE (except a claim for any vested benefit),

(b) arising from or related to EMPLOYEE’s employment with CONVERGYS and EMPLOYEE’s separation from employment, including any and all claims of race, color, sex, national origin, ancestry, religion, disability, age or other discrimination, harassment, or retaliation under the Ohio Civil Rights Act, Section 4112 (and sections following), the Ohio Whistleblower’s Act, Section 4113.52 (and sections following), the Ohio

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Workers’ Compensation Retaliation Law, Section 4123.90, any similar or related statutes of Ohio or any other state or district, Title VII of the Civil Rights Act of 1964, 42 USC Section 2000e (and sections following), the Employee Retirement Income Security Act, 29 USC Section 1001 (and sections following), the Reconstruction Era Civil Rights Act, 42 USC Section 1981 (and sections following), the Age Discrimination in Employment Act (“ADEA”), 29 USC Section 621 (and sections following), the Americans with Disabilities Act, 42 USC Section 12101 (and sections following), the Family and Medical Leave Act, 29 USC Section 2601 (and sections following), the Worker Adjustment and Retraining Notification Act, 29 USC Section 2100 (and sections following), the Sarbanes-Oxley Act, 15 USC Section 7201 (and sections following), the Occupational Safety and Health Act, 29 USC Section 651 (and sections following), and the amendments to such laws, as well as any related statute of any state or district, and/or

(c) based on a theory of breach of contract, promissory estoppel, wrongful termination, personal injury, defamation, loss of consortium, distress, humiliation, loss of standing and prestige, public policy, or any other tort, whether such claims are known or unknown, which EMPLOYEE now has or claims to have against CONVERGYS for circumstances arising out of or connected with EMPLOYEE’s employment with CONVERGYS, EMPLOYEE’s separation, or any other event or circumstance occurring prior to the revocation date for this Agreement, and also including any claims that may depend upon the identity (whether known or unknown to EMPLOYEE) of CONVERGYS’ selection of anyone to perform some or all of the duties formerly performed by EMPLOYEE.

EMPLOYEE agrees to immediately withdraw any lawsuit EMPLOYEE may have already filed against CONVERGYS, and agrees not to file any lawsuit against CONVERGYS in the future with respect to any claim released under this Agreement. EMPLOYEE waives any right to re-employment with CONVERGYS, and agrees that CONVERGYS may reject any application EMPLOYEE makes for re-employment without any liability.

EMPLOYEE affirms that aside from the Separation Payments as listed in Paragraph 1 above which he will have not yet received at the time of signing of this Agreement, EMPLOYEE has been paid and/or has received all leave (paid or unpaid), compensation, wages, bonuses, commissions, and/or benefits to which EMPLOYEE may be entitled and that no other leave (paid or unpaid), compensation, wages, bonuses, commissions and/or benefits are due to EMPLOYEE, except as provided in this Agreement (including, for the avoidance of doubt, the treatment of equity awards held by EMPLOYEE as of the Termination Date). EMPLOYEE further affirms that EMPLOYEE has no known workplace injuries or occupational diseases and has been provided and/or has not been denied any leave requested under the Family and Medical Leave Act.

EMPLOYEE will promptly submit any outstanding business expenses incurred prior to Termination Date and CONVERGYS agrees to reimburse EMPLOYEE for any legitimate business expenses incurred prior to Termination Date, as long as such expenses are submitted within 30 days of Termination Date.

3.	Confidentiality.

a)EMPLOYEE acknowledges that in the course of employment with CONVERGYS, EMPLOYEE has been entrusted with or obtained access to information proprietary to CONVERGYS with respect to the following (the “Information”): the organization and the management of CONVERGYS; the names, addresses, buying habits and other special information regarding past, present, and potential customers, employees, and suppliers of CONVERGYS; customer and supplier contracts and transactions or price lists of CONVERGYS and suppliers; products, services, programs, and processes sold, licensed, or developed by CONVERGYS; technical data, plans, and specifications, present and/or future development projects of CONVERGYS; financial and/or marketing data respecting the conduct of the present or future phases of business of CONVERGYS; computer programs, systems, and/or software; ideas, inventions, trademarks, business information, know-how, processes, improvements, designs, redesigns, discoveries, and developments of CONVERGYS; customer requirements; requests for proposals; responses to requests for proposals; CONVERGYS sales and marketing materials and other information considered confidential by CONVERGYS, or customers or suppliers of CONVERGYS.

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EMPLOYEE agrees to continue to retain the Information in absolute confidence and not to disclose the Information to any person or organization except persons within CONVERGYS who have a need to know. EMPLOYEE agrees that if, despite the representation set forth below in Section 4 that EMPLOYEE has returned all CONVERGYS property, EMPLOYEE discovers that EMPLOYEE has retained any Information in tangible form, including any copies, EMPLOYEE will inform CONVERGYS and return such Information.

Provided, however, that this section shall not preclude EMPLOYEE from communication or use of Information made generally to the public by CONVERGYS or by any party unrelated to EMPLOYEE, or from making any disclosure required by applicable law, rules, regulations or court or governmental or regulatory authority, order or decree, provided that, if practicable, EMPLOYEE shall not make any such disclosure without first giving CONVERGYS notice of intention to make that disclosure and an opportunity to interpose an objection to the disclosure.

b)In consideration of the amounts to be paid EMPLOYEE pursuant to Section 1 above, EMPLOYEE agrees that it is reasonable and necessary for the protection of the goodwill and business of CONVERGYS that EMPLOYEE make the covenants contained in this Section 3, and that CONVERGYS will suffer irreparable injury if EMPLOYEE engages in conduct prohibited by this Section 3. EMPLOYEE represents that EMPLOYEE has thoroughly reviewed the terms of these covenants and acknowledges that, unless specifically noted, this Agreement does not supersede or extinguish EMPLOYEE’s preexisting confidentiality and other obligations to CONVERGYS.

c)EMPLOYEE agrees not to disparage or act in any manner which may damage the business of CONVERGYS or which would adversely affect the goodwill, reputation, and business relationships of CONVERGYS with the public generally, or with any of its customers, suppliers, or employees.

d)EMPLOYEE expressly acknowledges that any breach or violation of any of the covenants made by EMPLOYEE in this Section 3 will cause immediate and irreparable injury to CONVERGYS and that in the event of a breach or threatened or intended breach of this Agreement by EMPLOYEE, CONVERGYS, in addition to all other legal and equitable remedies available to it, will be entitled to injunctions, both preliminary and temporary, and restraining orders, enjoining and restraining such breach or threatened or intended breach.

4.    Return of CONVERGYS Property. EMPLOYEE certifies that EMPLOYEE has delivered to CONVERGYS or caused to be delivered to CONVERGYS the following:

a)all CONVERGYS equipment and property (cell phone, blackberry, laptop, pager, etc.) and all documents or other tangible materials (whether originals, copies, or abstracts, and including, without limitation, price lists, question guides, outstanding quotations, books, records, manuals, files, sales literature, training materials, calling or business cards, credit cards, customer lists or records, correspondence, computer printout documents, contracts, orders, messages, phone and address lists, memoranda, notes, work papers, agreements, drafts, invoices and receipts) which in any way relate to CONVERGYS’ or its affiliates’ business and were furnished to EMPLOYEE by CONVERGYS or its affiliates or were prepared, compiled, used, or acquired by EMPLOYEE while employed by CONVERGYS, excluding personal items paid for by EMPLOYEE;

b)all keys, combinations, badges and access codes to the premises, facilities, and equipment of CONVERGYS and/or its affiliates (including without limitation, the offices, desks, storage cabinets, safes, data processing systems, and communications equipment), whether furnished to EMPLOYEE by CONVERGYS or its affiliates. The above reference includes any personal property, equipment, or documents prepared, used, or acquired by EMPLOYEE with funds expended by CONVERGYS or its affiliates while EMPLOYEE was employed by CONVERGYS, excluding personal items paid for by EMPLOYEE; and

c)all monies owed by EMPLOYEE to CONVERGYS for whatever reason.

5.Remedies. The parties expressly acknowledge that any breach or violation of any of the covenants and agreements made in this Agreement, will cause immediate and irreparable injury to the other party and that in the event

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of a breach or threatened or intended breach of this Agreement, the non-breaching party, in addition to all other legal and equitable remedies available to it, will be entitled to injunctions, both preliminary and temporary, and restraining orders, enjoining and restraining such breach or threatened or intended breach.

6.	General.

a)This Agreement constitutes the entire agreement and understanding of the parties regarding its subject matter and supersedes all prior agreements, arrangements, and understandings with EMPLOYEE, except any Non-Disclosure and Non-Competition Agreement signed by EMPLOYEE, which remains in full force and effect. This Agreement may be amended or modified only by a writing signed by the parties.

b)No waiver with respect to any provision of this Agreement will be effective unless in writing. The waiver by either party of a breach of any provision of this Agreement by the other will not operate or be construed as a waiver of any other or subsequent breach.

c)In the event of any action or proceeding regarding this Agreement, the prevailing party, in addition to all other legal or equitable remedies possessed, will be entitled to be reimbursed for all costs and expenses, including reasonable attorneys’ fees, incurred by reason of such action or proceeding.

d)The section headings contained in this Agreement are for reference purposes only and will not in any way affect the meaning or interpretation of this Agreement.

e)This Agreement will be binding upon and inure to the benefit of CONVERGYS, its subsidiaries, affiliates, successors and assigns, and EMPLOYEE, EMPLOYEE’s heirs and personal representatives.

f)EMPLOYEE agrees to keep confidential, and will not disclose or reveal, the existence or the terms and conditions of this Agreement, except to EMPLOYEE’s spouse, counsel, or tax consultant, on whose behalf EMPLOYEE also promises confidentiality.

g)EMPLOYEE acknowledges that:

(i)
EMPLOYEE was given 21 days to consider this Agreement, that EMPLOYEE may revoke this Agreement within (seven) 7 days after signing it by providing CONVERGYS with notice of revocation, c/o [insert name for notice], 201 East Fourth Street, Cincinnati, OH 45202, 513-723-6566 (facsimile), and that, in the event of such revocation, CONVERGYS will have no obligations under Section 1 of this Agreement;

(ii)	EMPLOYEE has not been pressured, coerced, or otherwise forced to execute this Agreement and EMPLOYEE is entering into this Agreement voluntarily;

(iii)	EMPLOYEE has not relied upon any statement or promise made by or on behalf of CONVERGYS that is not contained in this Agreement;

(iv)	EMPLOYEE understands this Agreement;

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(v)	EMPLOYEE understands and intends that this Agreement fully and completely releases CONVERGYS from any claims EMPLOYEE may have;

(vi)	the consideration EMPLOYEE is to receive from CONVERGYS constitutes consideration to which EMPLOYEE is not entitled without execution of this Agreement, and;

(vii)	EMPLOYEE understands EMPLOYEE’s right, and has been advised, to discuss this Agreement with EMPLOYEE’s private attorney.

h)    The laws of the state of Ohio will govern this Agreement without giving effect to conflicts of law provisions.

Convergys Corporation

By:
[Employee Name]

Date:                                Date:

Witness:

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